EXHIBIT 10.12

                            EXCLUSIVE SALES AGREEMENT

      1. Outwest Unlimited, or it's assigns, shall have the exclusive rights to the Farmington, NM area for selling Rotary Gas Systems compressor units. This area will encompass a 300 mile radius. In the event Outwest Unlimited purchases a rental fleet they shall have the exclusive rental rights as well. A rental fleet shall be defined as a minimum of 50 units on rental or available for rental.


      2. This area shall remain exclusive as long as Outwest Unlimited purchases from and/or sells a minimum of 12 Rotary Gas Systems units the first year and shall have sold a minimum of 72 units by the end of second year. This two year period shall start January 11, 1996.


      3. Following the first year, Outwest Unlimited must buy at least 36 units per year to maintain exclusive territory rights. After 180 units have been purchased the territory shall remain exclusive regardless of sales unless there are no further purchases for a two year period.

      4. Outwest Unlimited will provide Rotary Gas Systems with their call sheets so that Rotary Gas Systems is aware of whom they are working with. This will help eliminate the customer from trying to "go around" Outwest Unlimited.

      5. Outwest Unlimited may sell and/or rent units outside of the exclusive area as well, and shall have the same agreement of exclusively should a customer attempt to deal directly with Rotary Gas Systems after having been introduced to the units by Outwest Unlimited.

      6. The selling price per unit to Outwest Unlimited shall be provided by Rotary Gas Systems and will be exclusive of sales tax, F.O.B. -- Midland, Texas.

      7. Rotary Gas Systems delivered to Outwest Unlimited on October 11, 1995 an initial unit for a period of 90 days at no charge. At the end of the 90 day period Outwest Unlimited is to either purchase the unit for the sum of $43,000 or return the same to the Rotary Gas Systems Midland, Texas facility. Outwest Unlimited will be responsible in all regards for the unit including maintenance and repairs.

      8. Rotary Gas Systems warrants its units to be free from defects in material and workmanship for a period of 90 days. All warranties by Rotary Gas Systems are F.O.B. -- Midland, Texas. In addition Rotary Gas Systems receives additional warranties from its suppliers (i.e.: compressor 1 year; panel 2 years; cooler 1 year). All of these respective warranties are F.O.B. the point of origination (i.e.: compressor Sydney, Ohio; panel Tulsa, Oklahoma). Rotary Gas Systems will use its best efforts to assist Outwest Unlimited in any warranty claim. Outwest Unlimited will provide any on site service and freight expense necessitated to fulfill warranty claims.

      9. To insure warranties, all applications must be approved by Rotary Gas Systems prior to putting the unit in service. Any change in application after unit is in service must be approved by Rotary Gas Systems.

     10. All information obtained by either party shall be confidential information. Outwest Unlimited or its associates will be made aware of privileged information in regard to packaging rotary screw compressors. Therefore Outwest Unlimited and/or its principals agree they will not package rotary screw compressors.

     11. Rotary Gas Systems shall name Outwest Unlimited as an additional insured on their product liability insurance policy.

     12. A representative from Rotary Gas Systems shall be on hand for the initial start up of any unit type not previously purchased by Outwest Unlimited.

                                          Agreed and accepted this 5th day of
                                          December, 1995

                                                 /s/ KEVIN D. KING
                                          KEVIN D. KING FOR OUTWEST UNLIMITED

                                                 /s/ WAYNE L. VINSON
                                          WAYNE L. VINSON FOR ROTARY GAS SYSTEMS

SAN JUAN COMPRESSION, INC.       1331 LAMAR, SUITE 501      HOUSTON, TEXAS 77010
================================================================================

                                  May 29, 1996

Via Certified Mail
Return Receipt Requested

Rotary Gas Systems
2911 S. Co. Road 1260
Midland, TX 79706

Attn:  Wayne L. Vinson

Gentlemen:

     Please be advised that Outwest Unlimited has assigned all of its interests under the Exclusive Sales Agreement dated December 5, 1995 between Outwest Unlimited and Rotary Gas Systems, to San Juan Compression, L.L.C. The same principals who owned Outwest Unlimited own San Juan Compression, L.L.C. The transfer is being done merely for business and corporate reasons. In accordance with Section 11 of the Exclusive Sales Agreement concerning the product liability insurance policy of Rotary Gas Systems, please furnish us with a copy of the certificate naming San Juan Compression, L.L.C. as an additional insured. If you have any questions, please contact me.

                                          Very truly yours,

                                          By: /s/ RUSSELL D. GORDY
                                          Name: Russell D. Gordy
                                          Title: Chair of the Managers


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SAN JUAN COMPRESSION, L.L.C.
(713) 951-0100      FAX: (713) 951-0191